Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Terry Slavin	Meggan Powers
Director, Corp. Communications & IR	PR Manager
Cymer, Inc.	Cymer, Inc.
(858) 385-5232	(858) 385-6327
ts1avin@cymer.com	mpowers@cymer.com

CYMER REPORTS FOURTH QUARTER AND 2005 OPERATING RESULTS

SAN DIEGO, Calif., January 31, 2006 - Cymer, Inc. (Nasdaq NM: CYMI), the world’s leading supplier of excimer laser light sources used in semiconductor manufacturing, today announced operating results for the fourth quarter and year ended December 31, 2005. Fourth quarter results were generally in line with the company’s October 18, 2005 guidance, while product gross margin continued to improve and exceeded guidance. Additional fourth quarter highlights included strong bookings growth, a record level of non-systems revenue, as well as generation of a significant amount of cash from operations.

For the fourth quarter of 2005, net income totaled $16,361,000, equal to $0.45 per share (diluted), compared to net income of $10,376,000, equal to $0.28 per share (diluted), in the fourth quarter of 2004, and net income of $12,684,000, equal to $0.35 per share (diluted), in the third quarter of 2005.

Total revenue for the fourth quarter of 2005 was $102,793,000 compared to total revenue of $128,111,000 in the fourth quarter of 2004, and total revenue of $99,653,000 in the third quarter of 2005.

For the year ended December 31, 2005, net income increased 5 percent to $45,445,000, equal to $1.24 per share (diluted) from net income of $43,154,000, equal to $1.15 per share (diluted), in 2004. Total revenue for 2005 was $383,648,000, an 8 percent decrease from $418,079,000 in total revenue recorded in 2004.

Commenting on the fourth quarter and the year, Bob Akins, Cymer’s chief executive officer, said, “Cymer continued to create shareholder value through improved profitability and execution. Throughout 2005, we focused on gross margin improvement by reducing cycle times and material costs, and through realizing a product mix shift to higher value-added, higher average selling price (ASP) argon fluoride (ArF) light sources. As a result of this focus, our gross margin grew sequentially, quarter over quarter, during the year, and we achieved a 10 margin point improvement from 33 percent in the fourth quarter of 2004 to 43 percent in the fourth quarter of 2005. Additionally, though 2005 total revenue decreased 8 percent from 2004 total revenue, our 2005 net income and earnings per share increased 5 percent and 8 percent respectively over the net income and earnings per share achieved in the prior year. We believe this higher profitability on lower revenue demonstrates the effectiveness to date of our improved efficiency and execution. Our efforts to shorten our cash conversion cycle and better manage our assets were also quite successful, as evidenced by our generation of $111,651,000 in cash from operations, and $93,566,000 in free cash for the year.” Free cash flow is a non-GAAP financial measure calculated by subtracting acquisitions of property and equipment, which totaled $18,085,000 in 2005, from net cash provided by operating activities.

“We recognized revenue on 48 light sources in the fourth quarter of 2005,” Akins continued. “Fifty-two percent of light source shipments in the fourth quarter were XLA Series light sources, with approximately one third of these ArF shipments being our most advanced, highest value-added XLA 200 and XLA 300 models. This marked the first shipments of our XLA 300, which is our fourth generation MOPA (Master Oscillator Power Amplifier) ArF light source, and the industry’s first to operate at a 6 kilohertz repetition rate, providing up to 60 watts of output power, and designed for use in high volume immersion lithography applications. Demonstrating our commitment to aggressive development of more advanced products, in December we

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CYMER REPORTS FOURTH QUARTER AND 2005 RESULTS	Page 2 of 6

announced the XLA 400, our fifth generation MOPA light source, which we expect to begin shipping in the middle of 2006.”

As a result of the product mix shift to ArF light sources, Cymer’s fourth quarter 2005 ASP rose 12 percent to $1,062,000 on a currency adjusted basis. The quarterly average utilization of the company’s light sources at chipmakers in the fourth quarter rose between 7 and 8 percent over the previous quarter. This drove non-systems product revenue, which consists of consumables and spare parts, upgrades, and service, to a record high of $52,419,000 for the fourth quarter of 2005, equal to 51 percent of total revenue.

Nancy Baker, Cymer’s chief financial officer, stated, “Cymer recorded operating income of $14,030,000, or 14 percent of revenue in the fourth quarter of 2005, compared to operating income of $12,181,000, or 12 percent of revenue, in the third quarter of 2005. Fourth quarter 2005 bookings totaled $119,819,000, a 23 percent increase over bookings of $97,716,000 in the prior quarter, resulting in a fourth quarter 2005 book-to-bill ratio of 1.17. The 2005 fourth quarter-end backlog totaled $90,841,000.”

Cymer generated $21,209,000 in cash from operations in the fourth quarter of 2005. Cash and cash equivalents and short- and long-term investments totaled $393,344,000 at December 31, 2005.

Baker stated, “Capital spending for the fourth quarter of 2005 totaled $3,316,000 compared to $6,920,000 in the third quarter of 2005. In the fourth quarter of 2005, we again generated a significant amount of cash, and our free cash flow, calculated as the net cash provided by operating activities less our acquisition of property and equipment, was $17,893,000.”

Corporate Outlook

Commenting on Cymer’s outlook, Akins noted, “Overall, we’re pleased with our fourth quarter and 2005 performance, and we are optimistic about our 2006 prospects. Fundamental demand for chips is growing and stressing today’s worldwide chip production capacity. With capacity running at record levels, incremental growth in the market is translating directly into driving the need for real capacity expansion, as evidenced by recent announcements of increases in 2006 capital spending by leading logic, memory, and foundry manufacturers. With our installed base of approximately 200 XLA Series light sources combined with our rapid introduction of new higher performance models, we remain strongly positioned in the most rapidly growing and highest value added segment of the DUV light source market, ArF lithography, dry and immersion.”

Based on information available at this time, Cymer is currently providing the following guidance for the first quarter of 2006, which includes the effect of stock option expensing, as the company adopted SFAS 123R as of January 1, 2006:

•     We currently estimate that total product revenue in the first quarter of 2006 should be up between 15 and 18 percent over fourth quarter 2005 revenue.

•     We are forecasting that foreign currency adjusted ASPs should be relatively flat with the $1,062,000 reported for the fourth quarter of 2005. Though we are seeing growing demand for our XLA 300s, our most advanced ArF light source, ASP growth will be offset somewhat by concurrent growth in demand for lower priced, capacity related krypton fluoride light sources.

•     We expect that gross margin should be between 44 and 45 percent.

•     We anticipate that R&D expenses should be between $17.5 million and $18.5 million.

•     We expect SG&A expenses to be between $17.5 million and $18 million.

•     During the first week of January, we completed a buy-out of the minority shareholder of our Cymer Korea subsidiary. Since Cymer Korea is now a wholly-owned subsidiary, beginning with our first quarter 2006 report, the minority interest line in the statement of operations will only include the interest of the minority shareholder in our TCZ joint venture.

•     Our estimated 2006 annual effective tax rate is expected to be between 25 and 30 percent.

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CYMER REPORTS FOURTH QUARTER AND 2005 RESULTS	Page 3 of 6

•     A net of $3.2 million in insurance proceeds will be reflected in Other Income on Cymer’s first quarter 2006 Statement of Operations as a result of the death of a senior executive.

Cymer’s management will hold a conference call at 2:00 pm (PST) today, January 31, 2006, to discuss fourth quarter 2005 results and first quarter 2006 guidance. This press release, the conference call and accompanying slides may be accessed on the company’s Web site at www.cymer.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to statements regarding expected use of the XLA 300, and the expected initial shipping dates for the XLA 400, and the statements under the caption “Corporate Outlook” above. These statements are predictions based on current information and expectations and involve a number of risks and uncertainties. In addition, statements regarding backlog and book-to-bill ratios should not be read as predictions or projections of future performance. Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to: the performance and market acceptance of the company’s new products or technologies; new and enhanced product offerings by competitors; the company’s ability to meet its production and product development schedules; the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; the timing of customer orders, shipments and acceptances; delays or cancellations by customers of their orders; cyclicality in the market for semiconductor manufacturing equipment; the rate at which semiconductor manufacturers take delivery of photolithography tools from the company’s customers; the company’s ability to secure adequate supplies of critical components for its advanced products; and the company’s ability to manage its expense levels and unanticipated expenses. For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form l0-Q, as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

About Cymer

Cymer, Inc. is the world’s leading supplier of DUV laser illumination sources, the essential light source for DUV photolithography systems. DUV lithography is a key enabling technology, which has allowed the semiconductor industry to meet the exacting specifications and manufacturing requirements for volume production of today’s advanced semiconductor chips. Further information on Cymer may be obtained from the Company’s SEC filings, the Internet at www.cymer.com or by contacting the company directly.

Cymer, Inc.	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2004	2005	2004	2005

Total revenues	$128,111,000	$102,793,000	$418,079,000	$383,648,000

Net income	$10,376,000	$16,361,000	$43,154,000	$45,445,000
Diluted earnings per share	$0.28	$0.45	$1.15	$1.24
Weighted average common shares outstanding - diluted	37,444,000	36,722,000	37,584,000	36,544,000

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CYMER REPORTS FOURTH QUARTER AND 2005 RESULTS	Page 4 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2004	2005	2004	2005
REVENUES:
Product sales	$127,952	$102,640	$417,296	$382,638
Other	159	153	783	1,010
Total revenues	128,111	102,793	418,079	383,648

COST AND EXPENSES:
Cost of product sales	85,210	58,829	243,473	227,071
Research and development	15,494	16,542	58,612	64,025
Sales and marketing	5,883	6,267	23,369	25,099
General and administrative	8,643	7,125	31,630	27,240

Total costs and expenses	115,230	88,763	357,084	343,435

OPERATING INCOME	12,881	14,030	60,995	40,213

OTHER INCOME (EXPENSE):
Foreign currency exchange gain (loss) - net	1,355	(183)	82	(1,115)
Gain on debt extinguishment	—	—	911	2,220
Interest and other income	2,179	3,252	8,079	10,943
Interest and other expense	(2,127)	(1,508)	(9,493)	(6,936)

Total other income (expense) - net	1,407	1,561	(421)	5,112

INCOME BEFORE INCOME TAX PROVISION (BENEFIT) AND MINORITY INTEREST	14,288	15,591	60,574	45,325

INCOME TAX PROVISION (BENEFIT)	3,572	(1,193)	15,144	906
MINORITY INTEREST	(340)	(423)	(2,276)	1,026

NET INCOME	$10,376	$16,361	$43,154	$45,445

EARNINGS PER SHARE:

Basic earnings per share	$0.28	$0.46	$1.17	$1.26
Weighted average common shares outstanding-basic	36,919	35,861	36,758	36,017

Diluted earnings per share	$0.28	$0.45	$1.15	$1.24

Weighted average common shares outstanding-diluted	37,444	36,722	37,584	36,544

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CYMER REPORTS FOURTH QUARTER AND 2005 RESULTS	Page 5 of 6

CYMER, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	December 31, 2004	December 31, 2005

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$114,246	$233,745
Short-term investments	175,866	82,932
Accounts receivable - net	110,680	89,936
Foreign currency forward exchange contracts	—	1,776
Inventories	110,022	91,074
Deferred income taxes	7,470	4,933
Prepaid expenses and other assets	5,726	6,497

Total current assets	524,010	510,893

PROPERTY AND EQUIPMENT - NET	123,548	116,786
LONG TERM INVESTMENTS	84,561	76,667
DEFERRED INCOME TAXES	67,722	79,024
GOODWILL - NET	8,358	8,358
INTANGIBLE ASSETS - NET	10,394	10,474
OTHER ASSETS	7,185	6,457

TOTAL ASSETS	$825,778	$808,659

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$13,949	$22,685
Accrued warranty and installation	28,546	30,775
Accrued payroll and benefits	16,284	12,461
Accrued patents, royalties and other fees	6,318	6,515
Foreign currency forward exchange contracts	1,901	—
Income taxes payable	10,397	11,411
Unearned income	6,152	1,726
Accrued and other current liabilities	4,456	3,356

Total current liabilities	88,003	88,929

CONVERTIBLE SUBORDINATED NOTES	200,753	140,722
DEFERRED INCOME TAXES	6,237	12,327
OTHER LIABILITIES	7,282	10,582

Total liabilities	302,275	252,560

MINORITY INTEREST	6,183	16,276

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock - authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock - authorized 100,000,000 shares; $.001 par value , issued and outstanding 36,993,000 and 38,036,000 shares	37	38
Additional paid-in capital	378,414	408,319
Treasury stock at cost (1,943,000 common shares)	—	(50,000)
Unearned compensation	(16)	—
Accumulated other comprehensive loss	(4,455)	(7,319)
Retained earnings	143,340	188,785

Total stockholders’ equity	517,320	539,823

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$825,778	$808,659

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CYMER REPORTS FOURTH QUARTER AND 2005 RESULTS	Page 6 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the twelve months ended December 31
	2004	2005

OPERATING ACTIVITIES:
Net income	$43,154	$45,445
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on debt extinguishment	(911)	(2,220)
Depreciation and amortization	28,364	28,080
Non-cash stock based compensation	345	1,789
Amortization of unearned compensation	130	16
Minority interest	2,276	(1,026)
Provision for deferred income taxes	(1,117)	(1,851)
Loss on disposal or impairment of property and equipment	131	55
Change in assets and liabilities:
Accounts receivable - net	(47,861)	20,744
Foreign currency forward exchange contracts	(679)	(3,002)
Inventories	(17,010)	18,948
Prepaid expenses and other assets	(884)	(1,936)
Accounts payable	(5,150)	8,736
Accrued and other liabilities	16,975	1,968
Unearned income	5,399	(4,426)
Income taxes payable	11,008	331

Net cash provided by operating activities	34,170	111,651

INVESTING ACTIVITIES:
Acquisition of property and equipment	(19,485)	(18,085)
Purchases of investments	(641,674)	(290,728)
Proceeds from sold or matured investments	669,421	390,580
Acquisition of patents	(5,990)	(2,500)
Acquisition of minority interest	(2,000)	—

Net cash provided by investing activities	272	79,267

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	15,446	25,217
Redemption of convertible subordinated notes	(47,407)	(57,336)
Minority interest investment in subsidiary	—	11,120
Payments on capital lease obligations	(48)	(20)
Purchase of treasury stock	—	(50,000)

Net cash used in financing activities	(32,009)	(71,019)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,181	(400)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,614	119,499
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR	110,632	114,246

CASH AND CASH EQUIVALENTS AT END OF THE YEAR	$114,246	$233,745

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$9,033	$6,914
Income taxes paid, net	$3,515	$3,839

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